As filed with the Securities and Exchange Commission on November 29, 2000
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   MGM MIRAGE
              ----------------------------------------------------
               (Exact name of registrant specified in its charter)


          DELAWARE                                               88-0215232
-------------------------------                              ------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                         3600 Las Vegas Boulevard South
                             Las Vegas, Nevada 89109
                    (Address of Principal Executive Offices,
                               including zip code)


                 MGM MIRAGE 1997 NONQUALIFIED STOCK OPTION PLAN
                   MGM MIRAGE 1997 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plans)

                                 SCOTT LANGSNER
                  SENIOR VICE PRESIDENT AND SECRETARY/TREASURER
                                   MGM MIRAGE
                         3600 LAS VEGAS BOULEVARD SOUTH
                             LAS VEGAS, NEVADA 89109
                                 (702) 693-8811
 (Name, address and telephone number, including area code of agent for service)


                                           CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ====================== ======================
Title of securities to   Amount to be           Proposed maximum       Proposed maximum       Amount of
be registered            registered(1)          offering price per     aggregate offering     registration fee
                                                share(2)               price(2)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock, par        8,500,000 shares       $ 26.125               $ 222,062,500.00       $ 58,624.50
value $.01
======================== ====================== ====================== ====================== ======================

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457(c) under the Securities Act of 1933 and is based on the average of the high and low price per share as reported on the New York Stock Exchange Composite Tape on November 22, 2000.

                                  INTRODUCTION

This Registration Statement on Form S-8 is being filed by MGM MIRAGE, a Delaware corporation, relating to an additional 8,500,000 shares of its common stock, issuable under the MGM MIRAGE 1997 Nonqualified Stock Option Plan and the MGM MIRAGE 1997 Incentive Stock Option Plan.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents previously filed with the Securities and Exchange Commission are hereby incorporated by reference into the Registration
Statement:

          (a) MGM MIRAGE's (formerly MGM Grand, Inc.) Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999;

          (b) Mirage Resorts, Incorporated's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          (c) All other reports filed by MGM MIRAGE or Mirage Resorts, Incorporated pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (a) above;

          (d) MGM MIRAGE's definitive proxy statement, dated July 7, 2000, filed pursuant to Section 14 of the Exchange Act; and

          (e) The description of MGM MIRAGE's Common Stock which is set forth on page 53 of its Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 21, 1999.

          All reports and other documents subsequently filed by MGM MIRAGE pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the shares which are the subject of this Registration Statement is being passed upon by Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, Los Angeles, California. Terry N. Christensen, a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, and Gary N. Jacobs, who is of counsel to that firm, are members of MGM MIRAGE's board of directors, and Mr. Jacobs is also Executive Vice President & General Counsel of MGM MIRAGE. They and the other attorneys in such firm participating in the preparation of this Registration Statement and such opinion, beneficially own 15,623 shares of MGM MIRAGE's common stock.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding, other than an action, suit or proceeding in the name of the corporation, in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect to any cliam, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of the liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

          Article II, Section 12 of the Bylaws of MGM MIRAGE provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

          In accordance with Section 102(b)(7) of the Delaware General Corporation Law, the Certificate of Incorporation, as amended, of MGM MIRAGE limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to MGM MIRAGE or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to MGM MIRAGE or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the federal securities laws.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MGM MIRAGE pursuant to the foregoing provisions, MGM MIRAGE has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

4.1 MGM MIRAGE 1997 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.3 to MGM MIRAGE's Quarterly Report on Form 10-Q for the period ended September 30, 2000 (the "Form 10-Q")).

4.2 MGM MIRAGE 1997 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.4 to the Form 10-Q).

5         Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro,
          LLP.

23.1 Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP (set forth as part of Exhibit 5).

23.2      Consent of Arthur Andersen LLP.

23.3      Consent of Arthur Andersen LLP.


ITEM 9.   UNDERTAKINGS.

          (a)  MGM MIRAGE hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by MGM MIRAGE pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) MGM MIRAGE hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of MGM MIRAGE's annual report on Form 10-K pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGM MIRAGE pursuant to the provisions of Item 6 hereof, or otherwise, MGM MIRAGE has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MGM MIRAGE of expenses incurred or paid by a director, officer or controlling person of MGM MIRAGE in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MGM MIRAGE will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on November 27, 2000.


                                        MGM MIRAGE



                                        By: /s/ J. TERRENCE LANNI
                                           -------------------------------
                                                J. Terrence Lanni
                                                Chairman of the Board



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         SIGNATURE                             TITLE                                   DATE



/s/ J. TERRENCE LANNI                  Chairman of the Board                       November 27, 2000
--------------------------
    J. Terrence Lanni



/s/ JOHN T. REDMOND                    Co-Chief Executive Officer                  November 27, 2000
--------------------------                   and Director
    John T. Redmond                    (Co-Principal Executive Officer)



/s/ DANIEL M. WADE                     Co-Chief Executive Officer                  November 24, 2000
--------------------------                   and Director
    Daniel M. Wade                     (Co-Principal Executive Officer)



/s/ JAMES J. MURREN                    President, Chief Financial Officer          November 27, 2000
--------------------------                   and Director
    James J. Murren                    (Principal Financial and
                                       Accounting Officer)


/s/ JAMES D. ALJIAN
--------------------------             Director                                    November 27, 2000
    James D. Aljian


/s/ ROBERT H. BALDWIN
--------------------------             Director                                    November 27, 2000
    Robert H. Baldwin



/s/ FRED BENNINGER                     Director                                    November 27, 2000
--------------------------
    Fred Benninger



/s/ TERRY N. CHRISTENSEN               Director                                    November 22, 2000
--------------------------
    Terry N. Christensen



__________________________             Director                                    November __, 2000
    Glenn A. Cramer



__________________________             Director                                    November __, 2000
    Willie D. Davis



__________________________             Director                                    November __, 2000
    Alexander M. Haig, Jr.



/s/ GARY N. JACOBS                     Director                                    November 22, 2000
--------------------------
    Gary N. Jacobs



__________________________             Director                                    November __, 2000
         Kirk Kerkorian



/s/ GEORGE J. MASON                    Director                                    November 27, 2000
--------------------------
    George J. Mason



__________________________             Director                                    November __, 2000
    Ronald M. Popeil



__________________________             Director                                    November __, 2000
    Walter M. Sharp



__________________________             Director                                    November __, 2000
    Daniel B. Wayson



__________________________             Director                                    November __, 2000
    Melvin B. Wolzinger



/s/ ALEX YEMENIDJIAN                   Director                                    November 27, 2000
--------------------------
    Alex Yemenidjian



/s/ JEROME B. YORK                     Director                                    November 27, 2000
--------------------------
    Jerome B. York


                                  EXHIBIT INDEX


EXHIBIT
NUMBER        EXHIBIT DESCRIPTION

4.1 MGM MIRAGE 1997 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.3 to MGM MIRAGE's Quarterly Report on Form 10-Q for the period ended September 30, 2000 (the "Form 10-Q") ).

4.2 MGM MIRAGE 1997 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.4 to the Form 10-Q).

5         Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro,
          LLP.

23.1 Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP (set forth as part of Exhibit 5).

23.2      Consent of Arthur Andersen LLP.

23.3      Consent of Arthur Andersen LLP.